Exhibit 99.1

ARES MANAGEMENT CORPORATION REPORTS SECOND QUARTER 2026 RESULTS

NEW YORK--Ares Management Corporation (NYSE:ARES) today reported its financial results for its second quarter ended June 30, 2026.

GAAP net income attributable to Ares Management Corporation was $150.6 million for the quarter ended June 30, 2026. On a basic and diluted basis, net income attributable to Ares Management Corporation per share of Class A and non-voting common stock was $0.49 for the quarter ended June 30, 2026.

After-tax realized income was $467.6 million for the quarter ended June 30, 2026. After-tax realized income per share of Class A common stock was $1.29 for the quarter ended June 30, 2026. Fee related earnings were $491.1 million for the quarter ended June 30, 2026.

“We generated strong second-quarter results, including another record quarter of fundraising with more than $36 billion of inflows as our clients continue to reward us due to our strong and consistent fund performance across our strategies,” said Michael Arougheti, Chief Executive Officer of Ares. “Our diverse global origination platform enabled us to remain active investing in attractive opportunities across the platform in a slower transaction environment and we are now seeing a meaningful pickup in our firmwide investment pipeline.”

“We continue to translate the scale and diversification of our platform into strong financial performance with many of our key financial metrics growing more than 20% year over year and we remain on track to achieve our financial goals for the year,” said Jarrod Phillips, Chief Financial Officer of Ares. “We have a record $170 billion of dry powder, which positions us well to execute on our largest ever forward investment pipeline and support continued earnings growth.”

Common Stock Dividend
Ares declared a quarterly dividend of $1.35 per share of its Class A and non-voting common stock, payable on September 30, 2026 to its Class A and non-voting common stockholders of record at the close of business on September 16, 2026.

Preferred Stock Dividend
Ares declared a quarterly dividend of $0.84375 per share of its 6.75% Series B mandatory convertible preferred stock, payable on October 1, 2026 to its preferred stockholders of record at the close of business on September 15, 2026.

Dividend Reinvestment Program
Ares has a Dividend Reinvestment Program for its Class A common stockholders that will be effective for the quarterly dividend on September 30, 2026. Equiniti Trust Company is engaged to administer the plan on behalf of Ares. Additional information can be located on the Investor Resources section of our website.

Additional Information
Ares issued a full detailed presentation of its second quarter 2026 results, which can be viewed at www.ares.com on the Investor Resources section of our home page under Events and Presentations. The presentation is titled “Second Quarter 2026 Earnings Presentation.”

Conference Call and Webcast Information
Ares will host a conference call on July 31, 2026 at 9:00 a.m. (Eastern Time) to discuss second quarter results. All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of our website at http://www.ares.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing +1 (800) 267-6316. International callers can access the conference call by dialing +1 (203) 518-9783. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected and to reference the conference ID ARESQ226. For interested parties, an archived replay of the call will be available through August 31, 2026 to domestic callers by dialing +1 (800) 839-5676 and to international callers by dialing +1 (402) 220-2565. An archived replay will also be available through August 31, 2026 on a webcast link located on the Home page of the Investor Resources section of our website.

About Ares Management Corporation

Ares Management Corporation (NYSE: ARES) is a leading global alternative investment manager offering clients complementary primary and secondary investment solutions across the credit, real estate, private equity and infrastructure asset classes. We seek to advance our stakeholders’ long-term goals by providing flexible capital that supports businesses and creates value for our investors and within our communities. By collaborating across our investment groups, we aim to generate consistent and attractive investment returns throughout market cycles. As of June 30, 2026, Ares Management Corporation’s global platform had over $671 billion of assets under management, with operations across North America, South America, Europe, Asia Pacific and the Middle East. For more information, please visit www.ares.com.

Forward-Looking Statements

Statements included herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which reflect our current views with respect to, among other things, future events, operations and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “foresees” or negative versions of those words, other comparable words or other statements that do not relate to historical or factual matters. The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. Actual results may vary materially from those indicated in these forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Ares Management Corporation does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Nothing in this press release constitutes an offer to sell or solicitation of an offer to buy any securities of Ares or an investment fund managed by Ares or its affiliates.

Investor Relations Contacts

Greg Mason	Carl Drake
gmason@ares.com	cdrake@ares.com
(800) 340-6597	(800) 340-6597

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